Ex 99.1

Subject Line: Political Predictions Followup: Key Takeaways and Market Opportunity Overview

Dear FiscalNote Investor,

Thank you to those who joined us for Wednesday’s live discussion. Our panel, including our Strategic Advisors Dr. Laila Mintas (Founder & CEO, 365 Prediction) and Randall Boe (Senior Counsel, Akin Gump), along with Josh Resnik (CEO & President, FiscalNote) and Can Babaoglu (Chief Product Officer, FiscalNote)highlighted the structural shifts driving rapid growth in prediction markets. We appreciated the opportunity to share more context around our expansion into political prediction markets and the broader strategy creating additional opportunities for growth.

A few key takeaways from the conversation:

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Extension, not a pivot: Prediction markets are a new endpoint for FiscalNote’s proprietary data, policy expertise, and trusted workflows — alongside PolicyNote and our API delivery.
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Market momentum is real: Political and policy prediction markets are scaling rapidly, with growing capital flows and increasing institutional relevance.
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Integrity is the differentiator: Clear contract design, strong governance, and credible market resolution are essential to building trust and long-term participation.
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Credible resolution unlocks institutional adoption: Institutional users will require transparent rules and standards. This is an area where FiscalNote can credibly lead.
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Partnership accelerates execution: We are combining our domain expertise and customer ecosystem with experienced infrastructure to move quickly and thoughtfully.
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Phased roadmap: Near-term launches include insight-driven subscription products and fantasy-league style experiments, with broader market experiences to follow as regulation and learnings evolve.
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Constructive participation models: Incorporating advocacy organizations (where we already have a customer base) and optional donation mechanics can expand adoption and create differentiated distribution channels.
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Early products can generate value without running the exchange: Subscription insight products allow FiscalNote to participate while building expertise, audience and distribution.

A recording of the live discussion is available on our IR website: [See Exhibit 99.2]

For those who would like a deeper look at the addressable market and opportunity, we have published an additional presentation outlining the broader market landscape and how we see FiscalNote participating in it: [See Exhibit 99.3]

As always, we appreciate your continued support and look forward to keeping you updated.